As filed with the Securities and Exchange Commission on April 13, 2023

Registration No. 333-271125

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S‑3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THERMOGENESIS HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	94-3018487 (I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(949) 753-0624
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_____________________________________

Jeffery Cauble

Chief Financial Officer

2711 Citrus Road

Rancho Cordova, California 95742

(916) 858-5100

(Name, address, including zip code, and telephone number,
 including area code, of agent for service)

with a copy to:

Curt P. Creely, Esquire Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 Phone: (813) 229-2300 Fax: (813) 221-4210

_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ThermoGenesis Holdings, Inc. (File No. 333-271125), originally filed on April 4, 2023, is being filed solely to amend Item 16 of Part II thereof to include the Form of Registration Rights Agreement as Exhibit 10.2. Accordingly, this Pre-Effective Amendment No. 1 consists solely of the facing page, this explanatory note and Part II of the Registration Statement, and is not intended to amend or delete any part of the Registration Statement or prospectus included therein except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Company in connection with this offering. All expenses incurred with respect to the registration of the common stock will be borne by the Company. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$597.44
Printing expenses*	$3,000
Accounting fees and expenses*	$10,000
Legal fees and expenses*	$75,000
Total	$88,597.44

* Estimated solely for purposes of this Item. Actual expenses may vary.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”) enables a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Sixth Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), contains such a provision.

In addition, Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to criminal proceedings, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses (including attorneys’ fees) that he or she actually and reasonably incurred.

The Company’s Certificate of Incorporation and Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by the Delaware Law.

ITEM 16.         EXHIBITS

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of ThermoGenesis Holdings, Inc. dated as of July 5, 2020, incorporated by reference to Exhibit 3.1 to Form 8-K filed June 6, 2020.

3.2	Amended and Restated Bylaws of ThermoGenesis Holdings, Inc., incorporated by reference to Exhibit 3.2 to Form 8-K filed with the SEC on March 10, 2023.

4.1	Form of Common Warrant, incorporated by reference to Exhibit 4.1 to Form 8-K filed March 21, 2023.

4.2	Form of Pre-Funded Warrant, incorporated by reference to Exhibit 4.2 to Form 8-K filed March 21, 2023.

4.3	Form of Warrant Amendment Agreement, incorporated by reference to Exhibit 4.3 to Form 8-K filed March 21, 2023.

5.1*	Opinion of Foley & Lardner LLP.

10.1	Form of Securities Purchase Agreement, incorporated by reference to Exhibit 10.1 to Form 8-K filed March 21, 2023.

10.2	Form of Registration Rights Agreement, incorporated by reference to Exhibit 10.2 to Form 8-K filed March 21, 2023.

23.1*	Consent of Marcum LLP.

23.3*	Consent of Foley & Lardner LLP (filed as part of Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

107*	Filing Fee Table.

*    Filed Previously

ITEM 17.         UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the undersigned registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)          If the undersigned registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on April 13, 2023.

THERMOGENESIS HOLDINGS, INC.

By:	/s/ Jeffery Cauble
Jeffery Cauble
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 1 to the registration statement has been signed by the following persons on April 13, 2023 in the capacities indicated.

Signature	Title

*	Chief Executive Officer and Chairman of the Board of Directors
Xiaochun Xu	(Principal Executive Officer)

/s/ Jeffery Cauble	Chief Financial Officer
Jeffery Cauble	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Russell Medford

*	Director
Joseph Thomis

*	Director
Vivian Liu

*	Director
Haihong Zhu

*By: /s/ Jeffery Cauble
Jeffery Cauble
Attorney-in-Fact

S-1